EXHIBIT 99.1
R.H. DONNELLEY AND DEX MEDIA SHAREHOLDERS APPROVE MERGER
— Acquisition Set to Close by End of the Month —
CARY, N.C. and ENGLEWOOD, Colo., Jan. 25, 2006 — Shareholders of R.H. Donnelley Corporation (NYSE: RHD) and Dex Media, Inc. (NYSE: DEX) today approved the merger of the two companies.
The merger was approved by 99.3 percent of the RHD shares present at the meeting, and 82.4 percent of R.H. Donnelley’s outstanding shares, and by 99.6 percent of the Dex shares present at the meeting, and 89.2 percent of Dex’s outstanding shares. The approvals came at separate shareholder meetings in Cary, North Carolina, where Donnelley is headquartered, and Englewood, Colorado, where Dex is headquartered.
Final closing of the acquisition is expected by the end of this month.
About R.H. Donnelley
R.H. Donnelley is a leading Yellow Pages publisher and local online search company. RHD publishes directories with total distribution of approximately 28 million serving approximately 260,000 local and national advertisers in 19 states. RHD publishes directories under the Sprint Yellow Pages® brand in 18 states with total distribution of approximately 18 million serving approximately 160,000 local and national advertisers, with major markets including Las Vegas, Nevada, and Orlando and Ft. Myers, Florida. In addition, RHD publishes directories under the SBC® Yellow Pages brand in Illinois and Northwest Indiana with total distribution of approximately 10 million serving approximately 100,000 local and national advertisers. RHD also offers online city guides and search websites in its major Sprint Yellow Pages markets under the Best Red Yellow Pages® brand at www.bestredyp.com and in the Chicago area at www.chicagolandyp.com. For more information, please visit R.H. Donnelley at www.rhd.com.
About Dex Media
Dex Media, Inc., is the leading provider of print directories and Internet-based local search for 14 Western and Midwestern states. As the official publisher for Qwest Communications International Inc., Dex published 44.5 million copies of 269 White and Yellow Page directories in 2004. Dex’s Internet-based directory, DexOnline.com®, has been the most used Internet Yellow Pages local search site in the

Dex region for seven consecutive quarters, with a share of the local search market equal to the next two competitors combined. In 2004, Dex Media generated revenue of approximately $1.65 billion, excluding the effects of purchase accounting related to the acquisition of Dex Media West LLC.
Safe Harbor Provision
Certain statements contained in this joint press release regarding R.H. Donnelley’s and Dex Media’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “planned,” “estimated,” “potential,” “goal,” “outlook,” and similar expressions, as they relate to R.H. Donnelley or Dex Media, have been used to identify such forward-looking statements. All forward-looking statements reflect only R.H. Donnelley’s and Dex Media’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley and Dex Media. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause R.H. Donnelley’s and Dex Media’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies include, but are not limited to, statements about the benefits of the merger between R.H. Donnelley and Dex Media, including future financial and operating results, R.H. Donnelley’s plans, objectives, expectations and intentions and other statements that are not historical facts.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the businesses will not be integrated successfully; (2) the risk that the expected strategic advantages and cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (4) general economic conditions and consumer sentiment in our markets. Additional factors that could cause R.H. Donnelley’s and Dex Media’s results to differ materially from those described in the forward-looking statements are described in detail in the registration statement on Form S-4 that R.H. Donnelley filed with the Securities and Exchange Commission (the “SEC”) (Registration No. 333-129539), which contains the joint proxy statement/prospectus relating to the proposed transaction, R.H. Donnelley’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2004 in Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Dex Media’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 in Item 1 “Business” and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Standalone Company and elsewhere in Dex Media’s Report,” as well as R.H. Donnelley’s and Dex Media’s other periodic filings with the SEC that are available on the SEC’s website at www.sec.gov.

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